UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2024

WORKSPORT LTD.
(Exact name of registrant as specified in its charter)

Nevada	001-40681	35-2696895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N America Dr

West Seneca, New York, United States 14224
(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (888) 554-8789

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common	WKSP	The Nasdaq Stock Market LLC
Warrants	WKSPW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2024, Worksport Ltd. (the “Company”), through its wholly-owned subsidiaries, Worksport New York Operations Corporation, a New York corporation (“Worksport New York”), and Worksport USA Operations Corporation, a Colorado corporation (with Worksport New York, the “Borrower”), entered into a Revolving Financing and Assignment Agreement (the “Agreement”) with Amerisource Funding, Inc., a Texas corporation (“Amerisource”).

Pursuant to the terms of the Agreement, Amerisource provided the Borrower with a revolving credit facility with of Six Million Dollars ($6,000,000.00) (the “Revolving Credit Facility”), evidenced by a promissory note, date July 19, 2024, by the Borrower for the benefit of Amerisource (the “Note”).

The transaction closed on July 19, 2024 at which the Company drew down approximately $5.52 million of the Revolving Credit Facility, net a $788,000 interest reserve required to be withheld to ensure interest payments by the Company. The Company used $4.73 million of the drawn down amount to refinance the Company’s mortgage on the Company’s real property located at 2500 North America Dr. in West Seneca, New York, and approximately $330,000 in accounts receivables, with approximately $937,000 currently remaining available for Accounts Receivable financing under the Agreement.

The Agreement provides for advances against eligible accounts receivable and eligible pledged real estate, with sub-limits for each type of collateral. The advance rate for accounts receivable under the revolving accounts receivable sub-limit is up to eighty percent (80%) of eligible accounts receivable, subject to certain conditions and limitations as specified in the Agreement. The advance rate for the real estate sub-limit allows for advances up to sixty percent (60%) of the loan to value based on the real estate appraisal acceptable to Amerisource. The total credit facility, including both the revolving accounts receivable sub-limit and the real estate sub-limit, is subject to review and amendment by Amerisource to accommodate the Borrower’s growth in working capital needs.

Under the Agreement, the Borrower is obligated to submit daily sales ledgers and, through such submission, assigns and sells to Amerisource all invoices and accounts included on such ledgers, which then become Purchased Accounts. Amerisource’s initial payment of the purchase price for these accounts is credited to the Borrower’s Reserve Account maintained by Amerisource, including but not limited to a $500,000 plus six months of interest based upon Borrower’s initial draw against the Real Estate Sub-limit (the “Real Estate Sub-Limit Reserve”). The Real Estate Sub-Limit Reserve amount will increase over a two year period until it reaches $1,000,000.

The Agreement further stipulates interest payments by the Borrower on a monthly basis at a rate equal to the lesser of (i) the prime rate plus 3.00% per annum and (ii) the maximum rate allowed by law, subject to a floor of 6.00% per annum. Additionally, the Borrower is responsible for paying an initial Commitment Fee of 1.75% of the Total Credit Facility upon Amerisource’s approval and issuance of a commitment letter, followed by an annual Commitment Fee of 1.00% on each anniversary of the loan. A non-usage fee of 0.25% will also be assessed quarterly on the difference between the Borrower’s average daily outstanding loan balance and the Total Credit Facility.

The Company and Terravis Energy, Inc., a subsidiary of the Company, has provided a guaranty in favor of Amerisource, guaranteeing all obligations of the Borrower under the Agreement.

The Borrower has granted Amerisource a security interest in substantially all of its assets, including accounts receivable and Company’s real property located at 2500 North America Drive, Town of West Seneca, Erie County, New York, as collateral security for the obligations under the Agreement and a springing equipment lien, with respect to certain Allowed Equipment (as defined below in the Agreement) owned by Borrower in the event of either (i) an Event of Default under the Agreement, subject to notice and cure periods; or (ii) another lender requires a lien on an asset class already serving as Collateral.

The Agreement contained customary representations, warranties, covenants, and conditions precedent for transactions of this nature.

The Agreement is effective as of July 19, 2024, and unless terminated earlier in accordance with its terms, will expire 24 months from the date of initial funding. The Company may terminate the Agreement by giving Amerisource sixty (60) days written notice of termination prior to each maturity date.

This summary does not purport to be complete and is qualified in its entirety by reference to the Revolving Financing and Assignment Agreement, which will be filed as an exhibit to the Company’s Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

In connection with the Agreement described in Item 1.01 of this Form 8-K, on July 19, 2024, Worksport New York Operations Corporation and Worksport USA Operations Corporation (collectively referred to as the “Borrower”), issued Amerisource a Commercial Promissory Note (the “Note”) for a principal amount of up to Six Million Dollars ($6,000,000.00). The Note bears interest at the lesser of (i) the prime rate plus 3.00% per annum and (ii) the maximum rate allowed by law, subject to a floor of 6.00% per annum. Monthly interest payments are due on the first day of each month following the first full calendar month from the Note’s date, continuing until twenty-four months from the date of the Note, at which time all unpaid principal and accrued interest are due and payable.

The Note includes provisions for default, granting the Amerisource the right to demand immediate payment of the unpaid principal balance and all accrued interest without notice. Additionally, a late charge of five percent (5%) of the overdue installment payment is applicable if the full amount of any installment payment is not received by the end of the 10th day after it is due. The Note is secured by a mortgage on the Company’s real property located at 2500 North America Dr, West Seneca, NY 14224, and subject to the terms and conditions specified in the Agreement and related security instruments. Borrower has the right to prepay the Note, subject to certain early termination fees. The agreement also contains provisions for cross-default and cross-collateralization with other obligations the Borrower, guarantor(s), or affiliates of Borrower may have with the Amerisource.

This summary does not purport to be complete and is qualified in its entirety by reference to the Note, which will be filed as an exhibit to the Company’s Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Revolving Financing And Assignment Agreement, dated July 19, 2024, by and between Worksport New York Operations Corporation and Worksport USA Operations Corporation and Amerisource Funding, Inc.

10.2	Commercial Promissory Note, dated July 19, 2024, by Worksport New York Operations Corporation, and Worksport USA Operations Corporation to the benefit of Amerisource Funding, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORKSPORT LTD.

Date: July 25, 2024	By:	/s/ Steven Rossi
	Name:	Steven Rossi
	Title:	Chief Executive Officer (Principal Executive Officer)